LETTER AGREEMENT

AMG GW&K Securitized Bond SMA Shares

Administration Agreement

June 4, 2025

AMG Funds LLC

680 Washington Boulevard, Suite 500

Stamford, CT 06901

Attn: Keitha L. Kinne, Chief Operating Officer

Re:

Amended and Restated Administration Agreement between AMG Funds LLC (the “Administrator”) and AMG Funds (the “Trust”), dated as of October 1, 2016, and as amended from time to time (the “Administration Agreement”)

Ladies and Gentlemen:

Pursuant to Section 1 of the Administration Agreement, the Trust hereby notifies you that it is establishing a new series to be named AMG GW&K Securitized Bond SMA Shares (the “New Fund”), and that the Trust desires to retain the Administrator to provide or procure administrative and other services with respect to the New Fund pursuant to the terms and conditions of the Administration Agreement. Attached as Appendix A is an addendum to Exhibit A to the Administration Agreement.

Please acknowledge your agreement to provide or procure such administrative and other services to the New Fund by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds

By:
	Name:	Thomas Disbrow
	Title:	Treasurer, Chief Financial Officer and Principal Financial Officer

ACKNOWLEDGED AND ACCEPTED

AMG Funds LLC

By:
Name: Keitha L. Kinne
Title: Chief Operating Officer
Date: June 4, 2025

Appendix A

ADDENDUM TO

EXHIBIT A

Schedule to Administration Agreement

as of June 4, 2025

Fund	Fee Rate
AMG GW&K Securitized Bond SMA Shares	0.00	%*

*

The Trust shall not pay any fee to the Administrator under this Agreement with respect to AMG GW&K Securitized Bond SMA Shares. The Administrator acknowledges and agrees that AMG GW&K Securitized Bond SMA Shares is an integral part of separately managed account programs, and that the Administrator or an affiliate of the Administrator will be compensated directly or indirectly by separately managed account sponsors or program participants for services rendered hereunder. The Administrator acknowledges and agrees that such compensation is sufficient consideration hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to Administration Agreement to be executed by their officers designated below on the day and year first above written.

AMG FUNDS

By:
Name:	Thomas Disbrow
Title:	Treasurer, Chief Financial Officer and Principal Financial Officer

AMG FUNDS LLC

By:
Name: Keitha L. Kinne
Title: Chief Operating Officer